Exhibit 8.2

ELLENOFF GROSSMAN & SCHOLE LLP

1345 AVENUE OF THE AMERICAS

NEW YORK, NEW YORK 10105

TELEPHONE: (212) 370-1300

FACSIMILE: (212) 370-7889

www.egsllp.com

February 15, 2024

Delta Corp Holdings Limited

Suite 3016, The Leadenhall Building

122 Leadenhall Street

London EC3V 4AB, United Kingdom

Coffee Holding Co., Inc.

3475 Victory Boulevard

Staten Island, New York 10314

Ladies and Gentlemen:

We have acted as counsel to Coffee Holding Co., Inc., a Nevada corporation (“CHC”), in connection with the Merger and Share Exchange Agreement (the “Agreement”), dated September 29, 2022, by and among (i) Delta Corp Holdings Limited, a company incorporated in England and Wales (together with its successors and assigns, “Delta”), (ii) Delta Corp Holdings Limited, a Cayman Islands exempted company (“Pubco”), (iii) CHC Merger Sub Inc., a Nevada corporation and a wholly owned subsidiary of Pubco (“Merger Sub”), (iv) CHC, and (v) each of the holders of Delta’s outstanding capital stock named on Annex I of the Agreement (collectively, the “Sellers”), relating to the merger of Merger Sub with and into CHC, with CHC continuing as the surviving corporation and a wholly owned subsidiary of Pubco (the “Merger”) and the acquisition by Pubco of all issued and outstanding shares of Delta from Sellers in exchange for ordinary shares of Pubco (the “Share Exchange” and together with the Merger, referred to collectively as the “Transactions” herein). In connection with the filing of the registration statement on Form F-4, as amended or supplemented through the date hereof, filed with the Securities and Exchange Commission that includes the Proxy Statement/Prospectus (the “Registration Statement”), we are rendering our opinion concerning the application of Section 351 of the Internal Revenue Code of 1986, as amended (the “Code”), to the Transactions. Any capitalized term used and not defined herein has the meaning given to it in the Agreement.

For purposes of rendering the opinion expressed below, we have examined and, with your consent, relied upon, without independent investigation or verification, the accuracy and completeness of the facts contained in originals or copies, certified or otherwise identified to our satisfaction, of the Agreement, the Registration Statement and such other documents as we have deemed necessary or appropriate for our opinion. In addition, we have relied upon, without independent investigation or verification, the accuracy and completeness, as of the date hereof and at all times up to and including the Effective Date, of certain factual statements made by officers of CHC, Core Maritime Commodities FZ-LLC (“Delta Shareholder”) and Delta (each, a “Representation Party”), including factual statements and representations set forth in letters dated February 15, 2024 from officers of each Representation Party (the “Representation Letters”).

Our opinion assumes (which assumptions we have made with your consent) and is expressly conditioned on, among other things: (i) the accuracy and completeness as of the date hereof and at all times up to and including the Effective Time of the facts set forth in the documents referred to above and the factual statements and representations made by CHC, on its own behalf, made by Delta Shareholder, on its own behalf, and made by Delta, on its own behalf and on behalf of Pubco and Merger Sub, in the Representation Letters; (ii) the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such documents; (iii) that the transactions related to the Transactions or contemplated by the Agreement have been, are, or will be consummated in accordance with the Agreement and as described in the Registration Statement and that none of the terms and conditions contained therein have been, are, or will be waived or modified in any respect prior to the Effective Time; (iv) the Agreement and the Representation Letters reflect all the material facts as of the date hereof and at all times up to and including the Effective Time relating to the Transactions, CHC, Delta, Pubco and Merger Sub; (v) any representation in the Agreement or the Representation Letters “to the knowledge of” any person or similarly qualified are as of the date hereof and at all times up to and including the Effective Time will be true, complete and correct without such qualification; (vi) as to all matters for which a person or entity has represented that such person or entity is not a party to, does not have, or is not aware of, any plan, intention, understanding, or agreement, there is no such plan, intention, understanding, or agreement as of the date hereof and at all times up to and including the Effective Time; (vii) no actions have been (or will be) taken that are inconsistent with any representation or other statement contained in the Representation Letters; (viii) each of CHC, Delta, Pubco, and Merger Sub will comply with all reporting obligations with respect to the Transactions required under the Code; (ix) the Agreement constitutes the legal, valid and binding obligation of the parties thereto and is enforceable in accordance with its terms; (x) there are no, and will not be at any time prior to the Effective Time, other understandings or agreements between or among the parties to the Agreement that bear directly or indirectly on the Transactions; and (xi) that there is no plan or intention for Pubco to sell or dispose of the stock of CHC or Delta or a significant portion of the historic business assets of CHC or Delta in the future, and that any such events will not occur within two years following the Transactions. Any material change or inaccuracy in the facts referred to or set forth in the Agreement or the Representation Letters, or assumed herein (giving effect to all events occurring prior to or after the Effective Time), including a sale or disposition by Pubco of the CHC or Delta historic business within two years following the Transactions, could affect our conclusions stated herein. In addition, if the Transactions are consummated in a manner that is different from the manner described in the Agreement and the Registration Statement, our opinion as expressed below may be adversely affected.

In rendering this opinion letter, we have considered applicable provisions of the Code, Treasury regulations promulgated thereunder (the “Regulations”), pertinent judicial authorities, rulings of the Internal Revenue Service and such other authorities as we have considered relevant. With respect to those issues as to which there is no law directly on point, we have reached our conclusions based on analogy to and reasoning from certain relevant provisions of the Code and Regulations, authorities, and interpretations. A change in any of the applicable laws or authorities upon which any of our opinions are based or any variation or difference in any fact from those set forth or assumed herein or in the Registration Statement, the Agreement or the Representation Letters could affect our conclusions herein. Moreover, there can be no assurance that our opinions will be accepted by the Internal Revenue Service or, if challenged, by a court.

Based upon the foregoing, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that the Transactions, if consummated, should be treated as an exchange to which Section 351 of the Code applies.

Our opinion that the Transactions are governed by Section 351 of the Code does not apply to a party that receives Pubco stock in connection with the Transactions that is under the jurisdiction of a court in a case under title 11 of the United States Code or a receivership, foreclosure, or similar proceeding in a federal or state court and is required pursuant to a bankruptcy plan to distribute its Pubco stock to creditors.

We express our opinion herein only as to those matters specifically set forth above and no opinion should be inferred as to the tax consequences of the Transactions under any state, local or foreign law, or with respect to other areas of United States federal taxation. We do not express any opinion herein concerning any law other than the federal income tax law of the United States.

In the event that any one or more of the matters referred to herein, in the Representation Letters, in the Agreement or the Registration Statement are untrue, inaccurate or incomplete, our opinions shall be void and of no force or effect, but only to the extent that such untruth, inaccuracy or incompletion affects the accuracy of the opinions provided herein.

We are furnishing this opinion in connection with the filing of the Registration Statement, and this opinion is not to be relied upon for any other purpose without our prior written consent. We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement, and to the references therein to us. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

Very truly yours,

/s/ ELLENOFF GROSSMAN & SCHOLE LLP